                         INSIGNIA FINANCIAL GROUP, INC.
                         401(K) RETIREMENT SAVINGS PLAN

                                 Amendment No. 1



         Pursuant to Section 14.1, the Board hereby amends Section 3.3, effective January 1, 2000, by adding to the end thereof the following new subsection (e):

         (e) In addition to the amounts that may be contributed under subsection
         (a), the Employer shall make a special profit sharing contribution for the Plan Year ending December 31, 2000, on behalf of each Participant who had been employed by Douglas Elliman and who was an employee of the Employer from the date of the Employer's acquisition of Douglas Elliman through December 31, 2000. The amount of the special profit sharing contribution shall equal the matching contributions the Employer would have made to this Plan on Compensation paid to the Participant by the Employer from the date of the Douglas Elliman acquisition until December 31, 2000, if the Participant had contributed elective deferrals to this Plan at the same level he or she had elected to contribute to the Elliman plan less any actual matching contributions made to this Plan with respect to this same period. Such amount shall be contributed to this Plan and allocated to the affected Participant's account as soon as administratively practicable after this amendment has been adopted. The contributions shall in all respects be subject to the normal contribution limits and antidiscrimination requirements of the Plan that are applicable to contributions of this nature.

         IN WITNESS WHEREOF, the Employer has caused its duly authorized officer to execute this amendment on its behalf.

                                            INSIGNIA FINANCIAL GROUP, INC.

Dated________________                       By /s/  Adam B. Gilbert
                                              --------------------------------

                                            Title  Executive Vice-President
                                                 -------------------------------